Exhibit 10.2

FORM OF JOINDER TO LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

Reference is made to that certain Lock-Up and Registration Rights Agreement, dated as of May 17, 2021, by and among Ondas Holdings Inc., a Nevada corporation (the “Parent”) and each of the Persons party thereto from time to time and attached hereto as Exhibit A (the “Lock-Up & Reg. Rights Agreement”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Lock-Up & Reg. Rights Agreement.

WHEREAS, Parent has entered into an Agreement and Plan of Merger, dated as of May 17, 2021 (the “Merger Agreement”), by and among Parent, Drone Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, Drone Merger Sub II Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, American Robotics, Inc., a Delaware corporation, and Reese Mozer, solely in his capacity as the representative of the Company Stockholders (as defined in the Merger Agreement); and

WHEREAS, in connection with the Merger Agreement, at the Closing Parent will issue Parent Payment Shares and Parent Warrants (as such terms are defined in the Merger Agreement), pursuant to the terms of the Merger Agreement.

NOW, THEREFORE, in consideration for issuance of Parent Payment Shares and Parent Warrants (as such terms are defined in the Merger Agreement), the undersigned hereby delivers this Joinder to the Lock-Up & Reg. Rights Agreement (“Joinder”) to Parent. The undersigned hereby irrevocably agrees to comply with and be bound by all of the terms and conditions of the Lock-Up & Reg. Rights Agreement applicable to the undersigned as a Holder, as if the undersigned were a party thereunder.

This Joinder shall become effective upon the Closing Date; provided, that in the event the Merger Agreement is terminated in accordance with its terms, this Joinder shall not become effective and the provisions hereof shall be of no effect.

The Joinder shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

This Joinder may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. Any such counterpart delivered by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail or by electronic signature delivered by electronic transmission (any such delivery, “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a counterpart or signature, or the fact that any counterpart or signature was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

This Joinder and the rights, duties and obligations of the Parent hereunder may not be assigned or delegated by the Parent in whole or in part. A Holder may assign or delegate such Holder’s rights, duties or obligations under this Joinder, in whole or in part, to (a) a Permitted Transferee of such Holder or (b) any Person with the prior written consent of the Parent. This Joinder and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Joinder shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Joinder. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Parent unless and until the Parent shall have received (i) written notice of such assignment as provided in Section 12(f) of the Lock-Up & Reg. Rights Agreement and (ii) the written agreement of the assignee, in a form reasonably acceptable to the Parent, to be bound by the terms and provisions of the Lock-Up & Reg. Rights Agreement. Any transfer or assignment made other than as provided herein shall be null and void.

This Joinder, together with the Lock-Up & Reg. Rights Agreement and the Merger Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date set forth below.

By:
Name:
Title:
Date:

ACKNOWLEDGED AND AGREED TO

on ___________________________, 2021 by:

ONDAS HOLDINGS INC.

By:
Name:
Title:

EXHIBIT A

Lock-Up and Registration Rights Agreement

See Exhibit 10.1.